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                                                                    EXHIBIT 10.2

             AGREEMENT OF PURCHASE AND SALE AND ESCROW INSTRUCTIONS

         THIS AGREEMENT OF PURCHASE AND SALE AND ESCROW INSTRUCTIONS (this "Agreement"), dated April 29, 1996 for reference purposes, is entered into by and between PACIFIC GULF PROPERTIES INC., a Maryland corporation ("Buyer"), and PARHAM MINOO, SUSAN MINOO, SAID PAKRAVAN and DANNY PAKRAVAN (collectively, "Seller"), with reference to the following facts:

         A. Seller is the owner of that certain "Property" (hereinafter described) located in the City of Santa Fe Springs, State of California commonly known as 9770 Bell Ranch Drive, Santa Fe Springs.

         B. Buyer desires to buy, and Seller desires to sell, the Property upon the terms and conditions set forth in this Agreement.

         NOW THEREFORE, in consideration of the foregoing recitals, and the mutual covenants contained herein, Buyer and Seller hereby agree as follows:

         1. Property. Seller hereby agrees to sell and convey to Buyer, and Buyer hereby agrees to purchase from Seller, subject to the terms and conditions set forth herein, the following:

            (a) that certain real property, more particularly described in
Schedule 1 to the "Deed" (as hereinafter defined) attached hereto as Exhibit A (the "Land");

            (b) all rights, privileges and easements appurtenant to the Land and owned by Seller (collectively, the "Appurtenances");

            (c) all improvements and, to the extent owned by Seller, fixtures affixed to the Land and Appurtenances and, to the extent owned by Seller, all apparatus, equipment and appliances affixed to the Land and Appurtenances (collectively, the "Improvements", and together with the Land and Appurtenances, the "Real Property"); and

            (d) any intangible personal property now or hereafter owned by Seller and used in the ownership, use or operation or development of the Real Property and (to the extent approved by Buyer pursuant to this Agreement) any contract rights, and any lease rights (including, without limitation, the lessor's interest in and to all leases, subleases and tenancies, including all amendments, modifications, agreements, records, and other documents affecting in any way a right to occupy any portion of the Real Property (individually and collectively, the "Leases"), and Seller's interest in all security deposits and




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                                          Seller Initials      Buyer Initials


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prepaid rent, if any, under the Leases and any and all guaranties of the Leases, and utility contracts or other agreements or rights relating to the ownership, use and operation of the Real Property or Tangible Personal Property (collectively, the "Intangible Property").

         All of the items referred to in Subparagraphs (a), (b), (c) and (d) above are collectively referred to herein as the "Property".

         2. Purchase Price.

            (a) The purchase (the "Purchase Price") for the Property shall be Three Million Seven Hundred Thousand Dollars ($3,700,000).

            (b) The Purchase Price shall be paid through "Escrow" (as hereinafter defined) as follows:

                (i) Concurrently with the execution and delivery of this Agreement by Buyer and Seller, an escrow in connection herewith (the "Escrow") shall be opened at Chicago Title Insurance Company (the "Escrow Holder"). Within two (2) days after the execution and delivery of this Agreement by both Buyer and Seller (the "Execution Date") Buyer shall deposit into Escrow cash in the amount of $150,000 (the "Deposit"). If Buyer fails to so place the Deposit into Escrow on or before said date, for any reason whatsoever, this Agreement shall terminate immediately, automatically and unconditionally, without limiting Buyer's liability, and Seller shall thereupon have no further obligation to Buyer. The Deposit shall be held by Escrow Holder in an interest-bearing account for Buyer's benefit. The Deposit and all interest earned thereon shall be applied towards the Purchase Price at Closing.

                (ii) Prior to Closing, if this Agreement has not been earlier terminated, Buyer shall deposit into Escrow cash or other immediately available funds in the amount of the balance of the Purchase Price, adjusted for the prorations and any other adjustments provided elsewhere in this Agreement (the "Closing Amount").

         3. Due Diligence Material. Seller shall deliver the following materials to Buyer:

            (a) a true, complete and accurate copy of that certain Landscape Service Agreement dated September 8, 1995 between Seller and Eagle Maintenance Co., which includes that certain Sweeping Service Agreement also dated September 8, 1995 between Seller and Steve's Landscape and Sweeping Co. (collectively, the "Landscape Agreement");



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                                            Seller Initials    Buyer Initials


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            (b) true, complete and accurate copies of all existing leases, subleases, rental agreements and other agreements for occupancy of space in the Improvements and all supplements, modifications and amendments thereto (collectively "Leases") and lease files, if any, and a rent roll (the "Rent Roll") attached hereto as Exhibit D;

            (c) that certain report entitled Phase II Environmental Site Investigation of "Rimini Property", Job No. 8164, dated November 10, 1989 prepared by American Environmental Management Corporation;

            (d) Seller's existing policies of casualty and liability insurance with respect to the property;

            (e) statements of operations for the Property for the calendar year 1995 and the first calendar quarter of 1996; and

            (f) true, complete and accurate copies of the 1995/96 property tax bills for the Property.

         The date on which all of the foregoing materials have been delivered to Buyer is called the "Delivery Date." It shall be Buyer's responsibility, at Buyer's sole cost and expense, to obtain and review such title and survey information with respect to the Property as Buyer shall deem appropriate.

         4. Title to the Property.

            (a) At the "Closing" (hereafter defined), Seller shall convey to Buyer fee simple title to the Real Property and Improvements, by a duly executed and acknowledged grant deed substantially in the form attached hereto as Exhibit E (the "Deed").

            (b) At the Closing (i) Seller shall transfer title to the Intangible Property, the Landscape Agreement (unless Buyer has elected to have Seller terminate the Landscape Agreement at the Closing) and all permits and approvals relating to the Property (collectively, the "Permits") by an assignment of intangible property in the form attached hereto as Exhibit F (the "Assignment of Intangible Property") and (ii) Seller shall transfer title to the Leases by an assignment of Leases in the form attached hereto as Exhibit G (the "Assignment of Leases"), such title in each case to be free of any liens, encumbrances or interests.

            (c) Anything contained herein to the contrary notwithstanding and notwithstanding any approval or consent given by Buyer hereunder, except for real estate taxes not yet due or payable, Seller shall cause the deed of trust and any other security documents held by "Seller's Lender" (as hereinafter




                                          ----------------    ---------------
                                           Seller Initials     Buyer Initials


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defined) to be released and reconveyed from the Property on or prior to the
Closing. Seller shall also cause all other mortgages, deeds of trust and other monetary encumbrances, including without limitation all mechanics' liens, to be released and reconveyed from the Property on or prior to the Closing; provided, however, that if any such lien or encumbrance cannot be cleared solely by the payment of money and after reasonable efforts Seller is unable to clear such lien or encumbrance on or before the Closing Date, Buyer's sole recourse shall be to terminate this transaction on or before the Closing Date, and Seller shall have no liability to Buyer in connection therewith.

         5. Contingencies.

            (a) Seller's Lender's Consent. Seller's obligations under this Agreement are contingent, at Seller's option, upon Seller obtaining the consent of Berkeley Federal ("Seller's Lender") indicating that Seller's Lender has approved the sale of the Property pursuant to this Agreement and is committed to release the Property from the lien of all of its security documents upon the payment to it of an amount agreed to by Seller (the "Seller's Lender's Consent"). Seller agrees to use its commercially reasonable efforts to obtain the Seller's Lender's Consent prior to 5:00 p.m. on the date which is fourteen
(14) calendar days from and after the Due Diligence Commencement Date (the "Seller's Lender's Consent Period"). In the event Seller does not obtain the Seller's Lender's Consent prior to the expiration of the Seller's Lender's Consent Period, Seller shall have the right to terminate this transaction by written notice to Buyer given prior to the expiration of the Seller's Lender's Consent Period (the "Seller's Notice of Termination"). If Seller so terminates this transaction, Escrow Holder shall return to Buyer the Deposit and Seller and Buyer shall thereupon be immediately, automatically and unconditionally discharged from any further responsibility or liability to the other arising from this Agreement (except with respect to provisions of this Agreement which recite that they survive termination and except for Seller's obligation to reimburse Buyer as hereinafter provided). In the event Seller so terminates this transaction, Seller shall pay Buyer in cash all amounts paid or incurred by Buyer prior to receiving such notice to third parties (including without limitation, the Title Company, surveyors, engineers, environmental consultants and attorneys) in connection with Buyer's inspections and investigations of the Property, which payment shall be made from Seller to Buyer upon presentation of invoices or other reasonable evidence of such obligations, and which payment shall not exceed $5,000. If Seller fails to deliver Seller's Notice of Termination to Buyer prior to the expiration of the Seller's Lender's Consent Period, then Seller shall be deemed conclusive, irrevocably and unconditionally to have waived this contingency.




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                                           Seller Initials     Buyer Initials


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            (b) Buyer's Contingencies. The later to occur of the Execution Date and the Delivery Date shall be the "Due Diligence Commencement Date." Buyer shall have the right to review and approve the condition of the Property, including without limitation the Property's physical, environmental, legal and/or regulatory condition, and the condition of title thereto until 5:00 p.m. on the date which is the later of fourteen (14) calendar days from and after the Due Diligence Commencement Date and five (5) calendar days from and after the date the last "Seller Disclosure" (as hereinafter defined) is delivered by Seller to Buyer (the "Investigation Period"). During the Investigation Period, Buyer may, at its sole risk, responsibility, cost and expense, enter onto the Property to perform such reasonable feasibility studies, engineering studies, soils tests, and other investigations as may be reasonably necessary to its evaluation of the Property. After any such entry onto the Property, Buyer shall promptly restore the Property to its prior condition, if such condition was changed by the entry. On or before the expiration of the Investigation Period, if Buyer disapproves of the Property, Buyer shall have the right in its sole and absolute discretion to terminate this transaction, by delivering to Seller, within the Investigation Period, written notice of termination ("Buyer's Notice of Termination"). Buyer's expenditures of time and resources and possible loss of opportunity by Buyer constitute adequate consideration for Seller's remaining bound by this Agreement during the Investigation Period, notwithstanding the termination rights granted to Buyer herein. Notwithstanding a failure by Buyer to deliver a Buyer's Notice of Termination subject to the remaining conditions set forth in this Agreement, Seller must comply with all of Seller's other obligations and duties under this Agreement. If Buyer fails to deliver Buyer's Notice of Termination to Seller prior to the expiration of the Investigation Period, then Buyer shall be deemed conclusively and unconditionally to have approved of the Property under this Paragraph. Subject only to the provisions of Paragraph 4(c), above, it is understood that Seller shall have no obligation to cure or remedy any objection and that in the event of disapproval, Buyer's sole right shall be to terminate this transaction. If Buyer so terminates this transaction, Escrow Holder shall return to Buyer the Deposit and Seller and Buyer shall thereupon be immediately, automatically, and unconditionally discharged from any further responsibility or liability to the other arising from this Agreement (except with respect to provisions of this Agreement which recite that they survive termination) and the parties further agree as follows:
(i) Buyer shall indemnify, defend and hold harmless Seller from and against any claim, liability, loss, cost or expense (including without limitation attorneys' fees and costs) arising from any damage or injury to persons or property caused by Buyer or its authorized representatives during their entry and investigations prior to Closing, provided that this indemnity shall expire one (1) year following the completion of Buyer's




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                                            Seller Initials    Buyer Initials


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physical inspections or termination of this Agreement, whichever is earlier;
(ii) if Buyer does not acquire the Property for any reason whatsoever, Buyer shall deliver to Seller, upon Seller's request, all reports, studies, approvals, and other documents pertaining to the Property prepared by third parties, provided Seller reimburses Buyer for its out of pocket costs for such reports, studies, approvals and other documents. Buyer shall not be obligated to deliver privileged information or Buyer's work product.

         6. No Warranties. Buyer hereby acknowledges that, except as specifically set forth in this Agreement, Seller has not made, and shall not make, any representation or warranty whatsoever concerning the Property or any aspect thereof including, but not limited to, the Property's legal, regulatory, environmental or physical condition, or condition of title thereto, or otherwise. Buyer shall buy the Property "as is" and "with all faults" and, except as specifically set forth in this Agreement, shall be deemed to have relied solely on its own investigations and inspections, and, except as specifically set forth in this Agreement, Seller shall have no liability to Buyer following the Close of Escrow.

         7. Conditions Precedent to Closing. The following are conditions precedent to Buyer's obligation to purchase the Property (the "Conditions Precedent"). The Conditions Precedent are intended solely for the benefit of Buyer and may be waived only by Buyer in writing. In the event any condition precedent is not satisfied, Buyer may, in its sole and absolute discretion, terminate this Agreement and all obligations of Buyer and Seller hereunder (except provisions of this Agreement which recite that they survive termination) shall terminate and be of no further force or effect.

            (a) Buyer's inspection, review and approval, within the Investigation Period, of all aspects of the Property that Buyer deems necessary or appropriate.

            (b) The issuance by Chicago Title Insurance Company (the "Title Company") to Buyer of a CLTA Owner's Policy of Title Insurance in the amount of the Purchase Price, insuring fee simple title to the Real Property and Improvements in Buyer, subject only to the "Permitted Exceptions" (as hereinafter defined) (the "Title Policy"). At the Buyer's election, but not as a condition to closing, a survey of the Property (the "Survey") may be prepared and the Title Policy may be issued in ALTA form with CLTA endorsements 101.4, 103.7, 116.1, 116.4 and 116.7 (the "Endorsements"). "Permitted Exceptions" shall mean (i) non-delinquent real property taxes and assessments; and (ii) except for liens held by the Seller's Lender and other liens and encumbrances which Seller is obligated to remove, all matters of record disclosed by a preliminary title report reviewed by Buyer during the Investigation Period.




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                                            Seller Initials    Buyer Initials


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            (c) All of Seller's representations and warranties contained in or made pursuant to this Agreement shall have been true and correct when made and shall be true and correct as of the "Closing Date" (hereafter defined).

            (d) Seller shall have fully complied with all of Seller's duties and obligations contained in this Agreement.

            (e) Subject to Paragraph 19 below, the physical condition of the Property shall be substantially the same on the day of Closing as on the date of Buyer's execution of this Agreement, reasonable wear and tear excepted.

            (f) As of the Closing Date, there shall be no litigation or administrative agency or other governmental proceeding of any kind whatsoever pending which would reasonably be expected to materially adversely affect the value of the Property or the ability of Buyer to operate the Property in the manner in which it is currently being operated, and no proceedings shall be pending which would cause the redesignation or other modification of the zoning classification of, or of any building or environmental code requirements applicable to, any of the Property in a way which would materially adversely affect the value of the Property or the ability of Buyer to operate the Property in the manner in which it is currently being operated.

            (g) Seller shall have provided Buyer with an updated Rent Roll three
(3) business days prior to Closing, which updated Rent Roll must not indicate any material adverse change from the Rent Roll last approved by Buyer.

            (h) If requested by Buyer to do so, Seller shall give thirty (30) days notice of termination prior to the Closing, at no cost or expense to Buyer, of the Landscape Agreement.

            (i) Buyer's review and approval of tenant estoppel certificates from all tenants and subtenants within the Property. Seller shall use good faith efforts to obtain and deliver to Buyer tenant estoppel certificates in the form attached hereto as Exhibit H. Such estoppel certificates shall be modified to address specific reasonable concerns arising as a result of Buyer's review of the Leases; provided that Buyer identifies any such concerns within three (3) business days following Buyer's receipt of complete and accurate copies of the Leases. For any tenant that Seller is not able to deliver a tenant estoppel certificate Buyer may elect to accept, and for any subtenant that Seller is not able to deliver a tenant estoppel certificate Buyer shall accept, an estoppel certificate from Seller (a "Seller Estoppel Certificate") in lieu thereof, addressing those items which would otherwise have been addressed in the tenant estoppel certificate. Said certificates shall be dated no earlier than fifteen
(15) days prior to the Closing Date.




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                                            Seller Initials    Buyer Initials


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            (j) Notwithstanding anything to the contrary contained in this
Agreement, Buyer's obligation to purchase the Property is conditioned upon the approval by Buyer's Executive Committee during the Investigation Period of the transactions contemplated by this Agreement.

         8. Liquidated Damages. IN THE EVENT THE SALE OF THE PROPERTY IS NOT CONSUMMATED BECAUSE OF THE FAILURE OF ANY CONDITION OR ANY OTHER REASON WHICH OCCURS PRIOR TO ANY DEFAULT UNDER THIS AGREEMENT ON THE PART OF BUYER, THE DEPOSIT PLUS INTEREST ACCRUED THEREON SHALL IMMEDIATELY BE RETURNED TO BUYER. IF SAID SALE IS NOT CONSUMMATED BECAUSE OF A DEFAULT UNDER THIS AGREEMENT ON THE PART OF BUYER, THEN SELLER SHALL BE IMMEDIATELY, AUTOMATICALLY AND UNCONDITIONALLY RELEASED FROM ITS OBLIGATIONS UNDER THIS AGREEMENT, AND THE DEPOSIT (BUT NOT THE INTEREST ACCRUED THEREON) SHALL BE PAID TO AND RETAINED BY SELLER AS LIQUIDATED DAMAGES (WITH ANY ACCRUED INTEREST THEREON TO BE PAID TO BUYER). THE PARTIES HAVE AGREED THAT SELLER'S ACTUAL DAMAGES, IN THE EVENT OF A DEFAULT BY BUYER, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THEREFORE, BY PLACING THEIR INITIALS BELOW, THE PARTIES ACKNOWLEDGE THAT THE DEPOSIT HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE OF SELLER'S DAMAGES AND AS SELLER'S SOLE AND EXCLUSIVE REMEDY AGAINST BUYER, AT LAW OR IN EQUITY, IN THE EVENT OF A DEFAULT UNDER THIS AGREEMENT ON THE PART OF BUYER; PROVIDED, HOWEVER, THAT BUYER'S INDEMNITIES IN FAVOR OF SELLER SET FORTH IN CLAUSE (i) OF PARAGRAPH 5(b) ABOVE, AND PARAGRAPH 20 BELOW, SHALL BE IN ADDITION TO SUCH LIQUIDATED DAMAGES. SELLER HEREBY WAIVES ANY AND ALL BENEFITS IT MAY HAVE UNDER CALIFORNIA CIVIL CODE SECTION 3389.

         INITIALS:  Seller _________      Buyer __________

         9. Escrow; Closing.

            (a) Escrow Instructions. Upon mutual execution of this Agreement, the parties hereto shall deposit an executed counterpart of this Agreement with Escrow Holder and this Agreement shall serve as instructions to Escrow Holder for consummation of the purchase and sale contemplated hereby. Seller and Buyer shall execute such supplemental Escrow instructions as may be appropriate to enable Escrow Holder to comply with the terms of this Agreement, provided such supplemental Escrow instructions are not in conflict with this Agreement as it may be amended in writing from time to time. In the event of any conflict between the provisions of this Agreement and any supplementary Escrow instructions signed by Buyer and Seller, the terms of this Agreement shall control.

            (b) Closing. The recordation of the Deed and the delivery of the other documents and funds contemplated hereby (the "Closing") shall take place on a date mutually reasonably agreed upon by the parties but must, in any event, occur within




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                                            Seller Initials    Buyer Initials


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twenty-eight (28) days following the Due Diligence Commencement Date. The date on which the Closing occurs is herein referred to as the "Closing Date". In the event the Closing does not occur on or before the date which is twenty-eight
(28) days following the Due Diligence Commencement Date, Escrow Holder shall, unless it is notified by either party to the contrary, proceed to close this Escrow as soon as practicable thereafter.

            (c) Seller Deliveries. At or before the Closing, Seller shall deliver to Escrow Holder or Buyer the following:

                (i)    a duly executed and acknowledged Deed;

                (ii) originals of all Leases and tenant files and a duly executed and acknowledged Assignment of Leases;

                (iii) original (if available) of the Landscape Agreement or evidence of its termination if so elected by Buyer;

                (iv)   a duly executed Assignment of Intangible Property;

                (v) notices to the tenants of the occurrence of the sale of the Property in a form reasonably designated by Buyer and reasonably approved by Seller;

                (vi) a duly executed affidavit that Seller is not a "foreign person" within the meaning of Section 1445(e)(3) of the Internal Revenue Code of 1986 in the form attached hereto as Exhibit I together with a duly executed California Franchise Tax Board Form 590;

                (vii) a full release and reconveyance of all monetary encumbrances affecting the Property and any mechanics' liens (subject to the provisions of Paragraph 4(c) above);

                (viii) a closing statement in form and content reasonably satisfactory to Buyer and Seller (the "Closing Statement") duly executed by Seller;

                (ix)   all keys to the Property;

                (x) reasonable and customary documents or agreements required by the Title Company to issue the Title Policy in the CLTA form required by this Agreement, provided, however, that, except for Seller's obligation pursuant to Paragraph 4(c), Seller shall be at no cost or expense in connection therewith; and

                (xi) duly executed Tenant Estoppel Certificates and/or Seller Estoppel Certificates, as applicable.




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                                            Seller Initials    Buyer Initials


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Buyer may waive compliance on Seller's part under any of the foregoing items by an instrument in writing.

            (d) Buyer Deliveries. At or before the Closing, Buyer shall deliver to Escrow Holder or Seller the following:

                (i)   The Closing Amount;

                (ii)  A duly executed Assignment of Leases;

                (iii) A duly executed Assignment of Intangible Property;

                (iv)  the Closing Statement, duly executed by Buyer; and

                (v) a copy of the corporate resolution adopted by Buyer authorizing this transaction.

         (e) Additional Documents. Seller and Buyer shall each deposit such other instruments as are reasonably required by Escrow Holder or otherwise required to Close the Escrow and consummate the purchase of the Property in accordance with the terms hereof.

         (f) Prorations. The following are to be apportioned as of the Closing Date, with Buyer receiving credit for the entire day of the Closing, as follows:

                (i) Rent. Rent under the Leases shall be apportioned as of the Closing Date, regardless of whether or not such rent has been received by Seller. With respect to any rent arrearages arising under the Leases, after Closing, Buyer shall pay to Seller any rent actually collected which is applicable to the period preceding the Closing Date; provided, however, that all rent collected by Buyer shall be applied first to all unpaid rent accruing after the Closing Date, and then to unpaid rent accruing prior to the Closing Date. Buyer shall not be obligated to take any steps to recover any rent arrearages. Seller shall take no steps to attempt to collect any delinquent rent following the Closing.

                (ii) Leasing Costs. Seller shall pay as of the Closing, or Buyer shall receive a credit for, all leasing commission and tenant improvement costs, if any, in connection with the current term (exclusive of unexercised options) of any Lease executed on or before the Closing that are or will become due and payable as of the Closing. Buyer shall be entitled to a credit against the Purchase Price for any such unpaid commissions or costs due after the Closing but incurred in connection with the current term (exclusive of unexercised options) of any Lease executed on or before the Closing.




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                                           Seller Initials    Buyer Initials


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                (iii)  Security Deposits. Buyer shall be enti- tled to a credit against the Purchase Price for the total sum of all security and other deposits paid to Seller by tenants under any Leases, and any interest earned thereon which by law or the terms of the Leases could be required to be refunded to tenants.

                (iv) Free Rent, Abatements or Other Unexpired Concessions. Buyer shall be entitled to a credit against the Purchase Price for any free rent, abatements, or other unexpired concessions under any Leases to the extent they apply to any period after the Closing.

                (v) Utility Charges. Seller shall cause all the utility meters to be read on the Closing Date, and will be responsible for the cost of all utilities used prior to the Closing Date, except to the extent such utility charges are billed to and paid by tenants directly.

                (vi) Real Estate Taxes and Special Assessments. General real estate taxes and special assessments payable for the fiscal year in which the Closing occurs shall be prorated by Seller and Buyer as of the Closing Date.

                (vii) Other Apportionments. Amounts payable under the Landscape Agreement, annual or periodic permit and/or inspection fees (calculated on the basis of the period covered), and liability for other Property operation and maintenance expenses and other recurring costs shall be apportioned as of the Closing Date.

                (viii) Preliminary Closing Statement. Seller and Buyer shall jointly prepare and approve a preliminary Closing Statement on the basis of the Leases and other sources of income and expenses, and shall deliver such computation to Escrow Holder prior to Closing.

                (ix) Post-Closing Reconciliation. If any of the aforesaid prorations cannot be definitely calculated on the Closing Date, then they shall be estimated at the Closing and definitely calculated as soon after the Closing Date as feasible. As soon as the necessary information is available, Buyer shall conduct a post-Closing audit to determine the accuracy of all prorations made to the Purchase Price (the "Post-Closing Audit"). Either party owing the other party a sum of money based on such subsequent proration(s) or the Post-Closing Audit shall promptly pay said sum to the other party, together with interest thereon at the rate of two percent over the "prime rate" (as announced from time to time in the Wall Street Journal) per annum from the Closing Date to the date of payment if payment is not made within ten (10) days after delivery of a bill therefor.

            (g) Closing Costs. Seller shall pay any transfer taxes applicable to the sale. In addition, Seller shall be




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                                            Seller Initials    Buyer Initials


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liable for any prepayment fee or other charge payable in connection with any payoff of monetary encumbrances. Buyer shall pay the cost of the Title Policy, the cost of the Endorsements or any other endorsements Buyer may obtain, the Survey and the recording fee for the Deed. Any escrow fees shall be paid fifty percent (50%) by Buyer and fifty percent (50%) by Seller. All other costs and charges of the Escrow not otherwise provided for in this Agreement shall be allocated in accordance with the closing customs for the County where the Property is located. Buyer and Seller shall each be responsible for their respective legal fees to negotiate and execute this Agreement.

            (h) Reporting Requirements. The Escrow Holder shall comply with all applicable federal, state and local reporting and withholding requirements relating to the close of the transactions contemplated herein. Without limiting the generality of the foregoing, to the extent the transactions contemplated by this Agreement involve a real estate transaction within the purview of Section 6045 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), Escrow Holder shall have sole responsibility to comply with the requirements of Section 6045 of the Internal Revenue Code (and any similar requirements imposed by state or local law), which in part requires Escrow Holder to report real estate transactions closing after December 31, 1986 by, among other things, preparing and causing to be filed Internal Revenue Service Form 1099-B and any applicable additional statements in connection therewith. For purposes hereof, Seller's tax identification (social security) numbers are:

                    PARHAM MINOO                       ###-##-####
                    SUSAN MINOO                        ###-##-####
                    DANNY PAKRAVAN                     ###-##-####
                    SAID PAKRAVAN                      ###-##-####

Escrow Holder shall hold Buyer, Seller and their counsel free and harmless from and against any and all liability, claims, demands, damages and costs, including reasonable attorney's fees and other litigation expenses, arising or resulting from the failure or refusal of Escrow Holder to comply with such reporting requirements.

         10. Representations, Warranties and Covenants of Seller. Except as Seller may otherwise inform Buyer in writing during the Investigation Period (a "Seller Disclosure") and subject to, and except for, such matters and information as are discovered or are reasonably discoverable by Buyer during the Investigation Period, Seller represents and warrants to, and covenants with, Buyer, as of the date hereof and again as of Closing, as follows, which representations, warranties and covenants shall survive for a period of one (1) year after the Closing:




                                          ----------------    --------------
                                          Sellers Initials    Buyer Initials

            (a) To Seller's actual knowledge without investigation, Seller has received no written notice that (i) any license, permit, variance, easement or approval, including without limitation final certificates of occupancy (or the equivalent) necessary for the current use, operation and occupancy of the Property have not been issued or are not in effect, (ii) the Property or its current use and operation are not in compliance with applicable laws, rules, permits and regulations as well as private covenants, conditions and restrictions or (iii) the Property is dependent on any other property for compliance with parking regulations.

            (b) The documents described in Paragraph 3 above are all documents related to the Property in Seller's possession or control. Seller has provided to Buyer true, complete and accurate copies of all of the documents described in Paragraph 3 above.

            (c) To Seller's actual knowledge without investigation, there are no
(i) condemnation, environmental, zoning or other land-use proceedings, instituted against the Property, (ii) special assessment proceedings affecting the Property, or (iii) unrecorded easements, covenants, restrictions, agreements or other documents which affect title to the Property.

            (d) To Seller's actual knowledge without investigation, on the Closing Date there will be no outstanding written or oral contracts related to the Property except for those documents described in Paragraph 3 above.

            (e) To Seller's actual knowledge without investigation (i) during Seller's period of ownership no hazardous or toxic substance, waste or material (including without limitation PCB's, petroleum, petroleum products and fractions thereof) has been disposed of or released from on or under the Property or on or under any property adjacent to the Property except in compliance with applicable laws, orders, rules and regulations; and (ii) no underground storage tanks (whether existing or abandoned) currently exist, nor during Seller's period of ownership existed, on or under the Property or on or under any property adjacent to the Property. Seller has informed Buyer that one or more tenants at the Property may use or have used clarifiers which may indicate the presence of hazardous or toxic substances, waste or materials.

            (f) Neither Seller nor, to Seller's actual knowledge without investigation, any tenant of the Property has either filed or been the subject of any filing of a petition under any federal or state bankruptcy or insolvency laws.

            (g) The most current Rent Roll provided to Buyer is a complete and accurate list of all Leases. Seller has provided to Buyer complete and accurate copies of all Leases.




                                           ----------------    --------------
                                           Seller Initials     Buyer Initials

            (h) To Seller's actual knowledge without investigation, there exists no defaults or events which, with the giving of notice or passage of time, or both, would constitute a default by any of the tenants or other parties under any of the Leases or the Landscape Agreement.

            (i) To Seller's actual knowledge without investigation, there exists no defaults or events which, with the giving of notice or passage of time, or both, would constitute a default by Seller under any of the Leases or the Landscape Agreement.

            (j) This Agreement and all documents executed by Seller and delivered to Buyer pursuant to this Agreement are and will be duly executed and delivered by Seller, are and will be legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms, and do not and will not violate any provision of any agreement or judicial order to which Seller or the Property is subject. Subject to obtaining the Seller's Lender's Consent, and except as otherwise provided in this Agreement, Seller has obtained all necessary authorizations, approvals and consents to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

            (k) Seller is not a "foreign person" within the meaning of Internal Revenue Code Section 1445(f)(3).

            (l) Seller has not granted any option or right of first refusal or first opportunity to any party to acquire any interest in any of the Property which currently has any force or effect.

        11. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as follows: Buyer is a corporation duly organized and validly existing and in good standing under the laws of the State of Maryland and in good standing under the laws of the State of California; this Agreement and all documents executed by Buyer pursuant to this Agreement are or will be duly authorized, executed and delivered by Buyer, and are or will be legal, valid and binding obligations of Buyer, and do not and will not violate any provisions of any agreement or judicial order to which Buyer is subject. Subject to obtaining the approval of Buyer's Executive Committee, Buyer has obtained all necessary authorizations, approvals and consents to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

        12. INTENTIONALLY OMITTED.

        13. Maintenance of the Property and Property Personnel. Between Seller's execution of this Agreement and the Closing, Seller shall maintain the Property in the order,




                                            ---------------    --------------
                                            Seller Initials    Buyer Initials
condition and repair in which it existed on the date of this Agreement, reasonable wear and tear and, subject to Paragraph 19 below, damage by casualty excepted, shall perform all work required to be performed by the landlord under the terms of any Lease, and shall make all repairs, maintenance and replacements of the Improvements otherwise operate the Property in the same manner as before the making of this Agreement, as if Seller were retaining the Property. After full execution of this Agreement and until the Closing, Seller shall maintain all existing personnel on the Property in their current employment positions at not less than their current rate of compensation. Without limiting the effectiveness of the foregoing provisions or the other provisions of this Agreement with respect to the Landscape Agreement, in the event of the Closing of the purchase of the Property, Buyer shall not retain the existing employees and management agents of Seller for the Property, and, accordingly, on the Closing, Seller shall (i) cause all employment and management agreements respecting the Property to be terminated, and deliver evidence of such termination to Buyer, and (ii) remove all employees and management personnel from the Property.

        14. Leasing; Buyer's Consent to New Contracts Affecting the Property; Termination of Existing Contracts. Seller shall not, after the date of Seller's execution of this Agreement, enter into any lease or contract affecting the Property, or any amendment thereof, or, except as required by the express terms and provisions of any Lease, permit any tenant to enter into any sublease, assignment or agreement pertaining to the Property, or waive, compromise or settle any rights of Seller under any contract or Lease, or agree to return any security deposit, or modify, amend, or terminate Lease or the Landscape Agreement, without in each case obtaining Buyer's prior written consent thereto, which consent shall not be unreasonably withheld, conditioned or delayed by Buyer (and such consent shall be deemed granted in the event Buyer fails to notify Seller that such consent has not been granted within five (5) calendar days after Buyer's receipt of Seller's request for such consent). Seller shall terminate prior to the Closing, at no cost or expense to Buyer, any and all agreements and contracts affecting the Property other than the Leases, and other than the Landscape Agreement if Buyer has not elected its termination as well.

        15. Insurance. Through the Closing Date, Seller shall maintain or cause to be maintained, at Seller's sole cost and expense the policy or policies of insurance currently maintained by Seller with respect to the Property.

        16. Cooperation with Buyer. Seller hereby irrevocably authorizes Buyer and its agents to make all inquiries with and applications to any third party, including any governmental authority, as Buyer may reasonably require to complete its due diligence; provided, however, Buyer shall not request, apply for




                                           ---------------    --------------
                                           Seller Initials    Buyer Initials
or initiate any change in zoning or other regulatory scheme of the Property unless and until the Closing has occurred.

        17. Publicity and Confidentiality. The parties each agree that the terms of the transaction contemplated by this Agreement, the identity of Buyer and Seller and all information made available in connection with the transaction contemplated herein, shall be maintained in strict confidence and no disclosure of such information will be made prior to Closing or earlier termination of this Agreement, except to such attorneys, accountants, investment advisors, lenders and others as are reasonably required to evaluate and consummate that transaction. Nothing in this Paragraph shall prevent Buyer, Seller or the Escrow Holder from disclosing or accessing any information otherwise deemed confidential under this Paragraph (a) in connection with that party's enforcement of its rights hereunder; (b) pursuant to any legal requirement, any statutory reporting requirement or any accounting or auditing disclosure requirement; (c) in connection with performance by either party of its obligations under this Agreement (including, but not limited to, the delivery and recordation of instruments, notices or other documents required hereunder); or (d) to potential investors, participants or assignees in or of the transaction contemplated by this Agreement or such party's rights therein.

        18. Eminent Domain.

            (a) In the event a governmental entity commences eminent domain proceedings to take any material (in Buyer's reasonable) portion of the Property after the date hereof and prior to the Closing Date, then Buyer shall have the option to terminate this Agreement by written notice to Seller within ten (10) business days after Buyer first learns of such commencement. In the event of any such termination, the Deposit, together with all interest accrued thereon, shall be returned to Buyer, Buyer and Seller shall each be liable for one-half of any escrow fees or charges, and neither party shall have any further liability or obligation under this Agreement.

            (b) In the event a governmental entity commences eminent domain proceedings to take any part of the Property after the date hereof and prior to the Closing Date and this Agreement is not terminated pursuant to subparagraph
(a), above, as a result thereof, then the Closing Date shall occur as scheduled notwithstanding such proceeding; provided, however, that Seller's interest in all awards arising out of such proceedings shall be assigned to Buyer as of the Closing Date or credited to Buyer if previously received by Seller.

        19. Casualty.

            (a) In the event any of the Property is damaged and/or destroyed by fire or other casualty prior to the Closing




                                           ---------------    --------------
                                           Seller Initials    Buyer Initials

Date, and the cost to repair and/or restore such damage and/or destruction (which cost, for purposes of this Paragraph 19, shall be deemed to include reasonably anticipated post-Closing rental loss through to completion of such repair and/or restoration) exceeds One Hundred Thousand Dollars ($100,000), then Buyer shall have the right to terminate this Agreement by written notice to Seller within three (3) business days after Buyer's first learning of the occurrence of such casualty and the cost of such repair and/or restoration. In the event of any such termination, the Deposit, together with all interest accrued thereon, shall be returned to Buyer, Buyer and Seller shall each be liable for one-half of any escrow fees or charges, and neither party shall have any further liability or obligation under this Agreement.

            (b) In the event any of the Property is damaged or destroyed by fire or other casualty prior to the Closing Date where (i) the cost to repair and/or restore such damage and/or destruction does not exceed One Hundred Thousand Dollars ($100,000.00), or (ii) the cost to repair and/or restore such damage and/or destruction exceeds One Hundred Thousand Dollars ($100,000.00) but this Agreement is not terminated pursuant to Paragraph 19(a) above as a result thereof, then the Closing Date shall occur as scheduled notwithstanding such damage; provided, however, that Seller's interest in all proceeds of insurance payable by reason of such casualty shall be assigned to Buyer as of the Closing Date or credited to Buyer if previously received by Seller, and Seller shall be responsible for any cost of repair not covered by such insurance (whether by reason of insurance deductible, uninsured casualty or otherwise and whether payable before or after Closing) up to a maximum of $100,000, and Buyer shall receive a credit toward the Purchase Price therefor.

        20. Commission. Except for a real estate brokerage commission of four and one-half percent (4.5%) of the Purchase Price to be paid by Seller (1.125% to Lee & Associates-Orange, 2.25% to Lee & Associates-Industry and 1.125% to Inco Commercial Brokerage) upon Close of Escrow, neither Seller nor Buyer is aware of any other real estate broker involved in this transaction. Except as provided in the preceding sentence, in the event of any claim of a commission or finder's fee based upon any contact, dealings or communication, the party through whom the broker or finder makes its claim shall be responsible for said commission or fee and all costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by the other party in defending against the same. The party through whom any such broker or finder makes a claim shall hold harmless, indemnify and defend the other party hereto, its successors and assigns, agents, employees, officers and directors, and the Property from and against any and all obligations, liabilities, claims, demands, liens, encumbrances and losses (including, without limitation, attorneys' fees), whether direct, contingent or consequential, arising out of, based on, or incurred as a




                                            ---------------    --------------
                                            Seller Initials    Buyer Initials
result of such claim. The provisions of this Paragraph shall survive the termination of this Agreement.

        21. Miscellaneous Provisions.

            (a) Risk of Loss. Seller shall deliver to Buyer possession of the Property upon the Close of Escrow. From and after the Close of Escrow, Buyer shall bear any and all risk of casualty loss to the Property.

            (b) Attorneys' Fees. In the event that either Buyer or Seller brings any suit or other proceeding with respect to this Agreement, the prevailing party in such action or proceeding shall, in addition to such other relief as may be awarded, recover its actual attorneys' fees, expenses and costs incurred in such action or proceeding from the other party. If Seller is the prevailing party, such recovery of attorneys' fees, expenses and costs incurred, shall be in addition to any liquidated damages to which Seller may be entitled under this Agreement. In addition to the foregoing award of attorneys' fees to the prevailing party, the prevailing party in any lawsuit on this Agreement shall be entitled to its attorneys' fees incurred in any post judgment proceedings to collect or enforce the judgment. This provision is separate and several and shall survive the merger of this Agreement into any judgment on this Agreement.

            (c) Time is of the Essence. Time is of the essence of this Agreement, and each of its provisions. For purposes of this Agreement "business day" shall mean any day other than a Saturday, Sunday, California State or national holiday.

            (d) Entire Agreement. This Agreement, and any additional escrow instructions to Escrow Holder to be executed in accordance herewith, constitute the entire agreement between the parties hereto with respect to the Property, and supersede any and all prior agreements, understandings, representations, and warranties. This Agreement may not be modified or altered except in a written agreement executed by the parties hereto.

            (e) Successors and Assigns. This Agreement is personal to and may not be assigned by either Buyer or Seller; provided, however, that Buyer shall have the right, with no less than seven (7) days prior written notice to Seller, to assign this Agreement without the consent or approval of Seller to a person or entity which owns a majority of, is majority owned by or is under common majority ownership with Buyer; provided further, however, that in the event of any such assignment Buyer shall not be released from any liability hereunder. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, heirs, administrators and permitted assigns.




                                            ---------------    --------------
                                            Seller Initials    Buyer Initials

            (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

            (g) Severability. If any provision of this Agreement, or the application thereof to any person, place, or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other persons, places and circumstances shall remain in full force and effect.

            (h) Counterparts. This Agreement, and any document executed in connection with this Agreement, may be executed in any number of counterparts each of which shall be deemed an original and all of which shall constitute one and the same agreement with the same effect as if all parties had signed the same signature page. It shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on a single counterpart, but it shall be sufficient that the signature of, or on behalf of, each party, appear on one or more of the counterparts. Any signature page of this Agreement, and any document executed in connection with this Agreement, may be detached from any counterpart of this Agreement or such other document and reattached to any other counterpart of this Agreement or such other document identical in form hereto or thereto but having attached to it one or more additional signature pages. This Agreement, and any document executed in connection with this Agreement, shall be deemed executed and delivered upon each party's delivery of executed signature pages of this Agreement or such other document, which signature pages may be delivered by facsimile with the same effect as delivery of the originals.

            (i) No Waiver. No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other instrument or document given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified herein.

            (j) Legal Representation. Each party has been represented by legal counsel in connection with the negotiation of the transactions herein contemplated and the drafting and negotiation of this Agreement.




                                           ----------------    --------------
                                           Seller Initials     Buyer Initials

            (k) Notices. Any notice of communication required or permitted to be given under this Agreement shall be in writing, and shall be personally delivered or delivered by facsimile transmission, sent by first-class registered or certified mail, prepaid, return receipt requested or sent by an overnight delivery service. If mailed, any notice shall be deemed "delivered" seventy-two hours after deposit of same in the United States mail, addressed to the addressee as set forth below, or such other address as a party may specify upon giving written notice as provided in this paragraph to the other party. If personally delivered or delivered by facsimile transmission, notices shall be deemed "delivered" upon delivery to the address of the addressee. If delivered by overnight courier, one business day after being deposited with the overnight courier service or facsimile transmission. The following shall be the addresses of the parties for purposes of this paragraph:

        If to Seller:                      Mr. Paul Minoo
                                           6270 South Boyle Avenue
                                           Vernon, California  90058
                                           Phone:            (213) 583-2020
                                           Fax:              (213) 587-4952

        With a copy to:                    Hamid Nahai, Esq.
                                           10100 Santa Monica Boulevard
                                           Suite 1095
                                           Los Angeles, California  90067
                                           Phone:            (310) 201-6800
                                           Fax:              (310) 201-6811

        If to Buyer:                       Pacific Gulf Properties Inc.
                                           363 San Miguel Drive, Suite 100
                                           Newport Beach, CA  92660-7805
                                           Attention:  Mr. Lonnie Nadal
                                           Phone:            (714) 721-2700
                                           Fax:              (714) 721-2701

        With a copy to:                    Cox, Castle & Nicholson
                                           2049 Century Park East, Suite 2800
                                           Los Angeles, California  90067
                                           Attention:  John H. Kuhl, Esq.
                                           Phone:            (310) 284-2267
                                           Fax:              (310) 277-7889

        If to Escrow

        Holder:                            Chicago Title Insurance Company
                                           16969 Von Karman
                                           Irvine, California  92714
                                           Attention:  Ms. Margie Wheeler
                                           Phone:  (714) 263-2556 or 2557
                                           Fax:    (714) 752-8043




                                            ---------------    --------------
                                            Seller Initials    Buyer Initials

            (l) Exhibits. All exhibits attached hereto are incorporated herein as though fully set forth herein.

            (m) Joint Liability. All entities constituting "Seller" hereunder shall be jointly liable for the faithful performance of the terms and conditions hereof, and of any other document executed in connection herewith, to be performed by Seller.

        22. REIT. Buyer hereby advises Seller that Buyer is qualified as a real estate investment trust under the provisions of the Internal Revenue Code of 1986, as amended, and that, by reason thereof, the maintaining of such status and the avoiding of any activity which might cause a penalty tax to be applied is of material concern to Buyer. Accordingly, prior to the expiration of the Investigation Period, Buyer may request that Seller agree to make modifications or amendments to this Agreement requested by Buyer prior to the expiration of the Investigation Period that may be necessary for Buyer to maintain its status as a real estate investment trust or in order for it to avoid a penalty tax; provided that any such modification or amendment would not alter or affect Seller's rights, duties, or obligations under this Agreement. Seller shall have no obligation of any kind whatsoever to consider or accept any such requested modification or amendment and if Seller declines to modify or amend this Agreement for any reason or for no reason (it being understood that Seller may reject any such requested modification or amendment in Seller's sole and absolute discretion), in a manner which is necessary to maintain its status as a real estate investment trust, Buyer shall have the right to terminate this Agreement by written notice delivered to Seller prior to the expiration of the Investigation Period. In the event Buyer exercises such termination right, neither party shall have any further rights or obligations hereunder (except with respect to provisions of this Agreement which recite that they survive termination), and all funds (including, without




                                          ----------------    --------------
                                          Seller Initials     Buyer Initials
limitation, the Deposit and all interest accrued thereon) and documents deposited in escrow shall be returned to the party depositing the same.

        IN WITNESS WHEREOF, Buyer and Seller have executed this Agreement as of the date first set forth above.

                                     BUYER:

                                     PACIFIC GULF PROPERTIES INC.,
                                     a Maryland corporation

                                     By:________________________________________

                                        ________________________________________
                                                (Print Name and Title)

                                     SELLER:

                                     ___________________________________________
                                     SAID PAKRAVAN

                                     ___________________________________________
                                     DANNY PAKRAVAN

                                     ___________________________________________
                                     SUSAN MINOO

                                     ___________________________________________
                                     PARHAM MINOO

                    [BUYER AND SELLER TO INITIAL PARAGRAPH 8]

Chicago Title Insurance Company agrees to act as Escrow Holder in accordance with the terms of this Agreement.

                                     CHICAGO TITLE INSURANCE COMPANY

                                     By:________________________________________

                                        ________________________________________
                                                  (Print Name and Title)




                                            ---------------    --------------
                                            Seller Initials    Buyer Initials